CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Registration Statement on Form 10 dated November 24, 1999 of our report, dated April 21, 1999 (except for Note 9[b] which is as of May 13, 1999 and Note 9[d] which is as of October 27, 1999), relating to the consolidated financial statements of InfoCast Corporation as of March 31, 1999, December 31, 1998 and December 31, 1997 and for the three-month period ended March 31, 1999, the year ended December 31, 1998, the 156-day period ended December 31, 1997 and the period from July 29, 1997 to March 31, 1999.

/s/ Ernst & Young LLP
Ernst & Young LLP
Toronto, Canada
November 24, 1999

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Registration Statement on Form 10 dated November 24, 1999 of our report, dated June 11, 1999, relating to the financial statements of Homebase Work Solutions Ltd. as at March 31, 1999 and December 31, 1998 and for the three-month period ended March 31, 1999 and the 101-day period ended December 31, 1998.


/s/ Ernst & Young LLP
Ernst & Young LLP
Toronto, Canada
November 24, 1999